EIGHTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


         THIS EIGHTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of March 24, 1999 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Second Amendment to Loan Agreement and Documents dated October 14, 1998 to which the Bank is also a party (the "Second Amendment") wherein (a) the Bank consented to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) the Bank permitted the Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) the Event of Default set forth in Section 7.01(O) of the Loan Agreement was modified and restructured, and (d) the Interim Maturity Date was extended to November 3, 1998;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amendment to Loan Agreement and Documents dated October 20, 1998 to which the Bank is also a party (the "Third Amendment") wherein (a) the Maximum Revolving Loan Commitment was frozen at $24,953,750.00, (b) the Interim Maturity Date was extended to November 3, 1998, (c) it was agreed that, on the Interim Maturity Date (x) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00, and (y) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00, (d) the Interim Interest Rate and the Revised Default Rate were adjusted, and (e) certain additional changes to the Maximum Revolving Loan Commitment were mandated based upon the Stock Price of the Company from time to time, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Third Amendment;

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         WHEREAS,  the Loan was subsequently  modified and amended by Borrower's execution and delivery to the Bank of a certain Fourth Amendment to Loan Agreement and Documents dated November 3, 1998 to which the Bank is also a party (the "Fourth Amendment") wherein (a) the Interim Maturity Date was extended to a date certain which was the first to occur of (x) the earlier of November 30, 1998, or (y) the date on which Borrower closed on the Offering (as defined in the Fourth Amendment), and (b) it was agreed that, on the Interim Maturity Date
(x) the outstanding principal balance of the Loan was to be reduced to zero ($0.00) provided that the Offering had closed, (y) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00 regardless of whether the Offering had closed, and (z) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00 regardless of whether the Offering had closed, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Fourth Amendment;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amended and Restated Note dated December 21, 1998 (the "Third Amended and Restated Note") and a certain Fifth Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "Fifth Amendment") wherein the principal amount of the Loan and the Maximum Revolving Loan Commitment was increased from $10,000,000.00 to $15,000,000.00, as set forth more fully in and subject to the terms and conditions of the Fifth Amendment ;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Fourth Amended and Restated Note dated January 15, 1999 (the "Fourth Amended and Restated Note") and a certain Sixth Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "Sixth Amendment") wherein the principal amount of the Loan and the Maximum Revolving Loan Commitment was increased from $15,000,000.00 to $25,000,000.00, as set forth more fully in and subject to the terms and conditions of the Sixth Amendment;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Seventh Amendment to Loan Agreement and Documents dated January 25, 1999 (the "Seventh Amendment") wherein the Bank consented to the Borrower's execution of FBR Loan Documents (as defined in the Seventh Amendment) to enable the Borrower to obtain the FBR Loan (as defined in the Seventh Amendment) (the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment and this Amendment is herein referred to as the "Loan Agreement"); and

         WHEREAS, subject to the terms and conditions of this Amendment, Borrower has requested the Bank to (a) extend the latest date on which the Bank may issue a Letter of Credit to and for the benefit of municipalities and other governmental or quasi-governmental units or to and for the benefit of Battery Park City Authority in connection with projects developed by Borrower from April 1, 1999 to December 31, 1999, (b) extend the expiry date of any existing Letters of Credit from April 1, 1999 to a date not later than December 31, 1999, and (c) permit the expiry date of any Letters of Credit issued subsequent to the date hereof to be a date not later than December 31, 1999, which the Bank is willing to do subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.

         2. Letters of Credit. Provided Borrower is otherwise in compliance with all terms and conditions of the Loan Agreement, the Documents and this Amendment, the Bank agrees to issue or renew from time to time from the date of this Amendment to and including December 31, 1999, standby letters of credit (a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of Borrower to and for the benefit of municipalities and other government and/or quasi-governmental units or to and for the benefit of Battery Park City Authority in order to guarantee Borrower's completion of improvements required by those entities in connection with Borrower's development projects, all subject to the conditions of this Section 2 and which, when added to: (a) the aggregate amount of all other Letters of Credit outstanding, issued or approved by the Bank as of the proposed issuance date, and (b) the aggregate amount of Loan Advances, if any, outstanding, excluding Loan Advances made as a result of LC Drawings (as defined herein), as of the proposed issuance date, will not exceed the Maximum Revolving Loan Commitment in effect as of the proposed issuance date; provided, however, that after the Maturity Date, the Bank shall permit Letters of Credit not in excess of $6,000,000 in the aggregate to be issued, reissued and remain outstanding until the LC Maturity Date. All such Letters of Credit shall expire on or before December 31, 1999 and shall at all times be governed by and subject to the terms and conditions of this Amendment and the Loan Agreement. The Letters of Credit shall also be subject to the following conditions:

                  a. Application and Agreement. As a condition of the Bank's obligation to issue a particular Letter of Credit, Borrower, through the Authorized Borrower Representative, shall notify the Bank of the particulars of the Letter of Credit not less than three (3) business days in advance, and Borrower shall provide such borrowing resolutions and information, and execute such applications, documents and agreements as are required by the Bank, including without limitation, the Bank's standard form of application and credit agreement. ("LC Documents").

                  b. Reserve. The stated amount of each Letter of Credit issued by the Bank shall reduce the amount of the Maximum Revolving Loan Commitment then in effect in accordance with the terms of this Agreement on a dollar for dollar basis ("LC Reserve"). The aggregate amount of the LC Reserve outstanding at any time shall not exceed $6,000,000.00.

                  c. Expiry. The Bank shall not issue any Letter of Credit with an expiry date later than December 31, 1999, on which date all such Letters of Credit shall expire (the "LC Maturity Date"). Upon written request by Borrower, the Bank shall execute and deliver to any holders of Letters of Credit existing as of the date of this Amendment such documents as are necessary to extend the expiry date of such Letters of Credit to a date not later than the LC Maturity Date.

                  d. Fee. Borrower shall pay the Bank a fee in the amount of one percent (1%) per annum of the stated amount of each Letter of Credit issued by the Bank at the request of Borrower, fully earned and payable quarterly in advance. If the Letter of Credit expires during the quarter, the fee shall be pro-rated based upon the number of days in the quarter that the Letter of Credit is outstanding. As a condition to the issuance of each Letter of Credit, Borrower shall pay the Bank the quarterly portion of the Letter of Credit fee stated in the preceding sentence.

                  e. Payment. Each drawing under the Letter of Credit (an "LC Drawing") shall constitute a Loan Advance under the Loan Agreement and shall be payable in accordance with the terms and provisions of the Loan Agreement with respect to other Loan Advances. Borrower's obligation to pay all LC Drawings shall be absolute, irrevocable, unconditional and without setoff under any and all circumstances whatsoever, including, without limitation, any of the following, whether or not with notice to, or the consent of, Borrower:

                           (i) Any lack of validity or enforceability of a Letter of Credit, the Loan Agreement, or any of the LC Documents;

                           (ii) The existence of any claim, set-off, defense or other right which Borrower may have at any time against the beneficiary of a Letter of Credit, the Bank or any other person or entity, whether in connection with the transactions contemplated herein or therein or any unrelated transaction;

                           (iii) Any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                           (iv) Payment by the Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit;

                           (v) Any failure, omission, delay or lack on the part of the Bank or any party to any of the LC Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under the LC Documents, or any other acts or omissions on the part of the Bank or any such party;

                           (vi) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Borrower, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting Borrower or any of the assets of Borrower, or any allegation or contest of the validity of this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents, in any such proceeding; or

                           (vii) Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents.

                  f. LC Documents. Each Letter of Credit shall be governed by and subject to the LC Documents required to be executed by Borrower for each such Letter of Credit. In the event of any conflict between any of the terms of the LC Documents and any of the terms of this Amendment, the terms of this Amendment shall control.

As of the date of this Agreement, the provisions of this paragraph are intended to and shall supersede and replace the provisions of Paragraph 6 of the Sixth Amendment.

         3. Permanent Reduction. Effective as of January 15, 1999 and pursuant to the Sixth Amendment and the Seventh Amendment, the principal amount of the Loan and Maximum Revolving Loan Commitment was increased from $15,000,000.00 to an amount not to exceed $25,000,000.00 until the Interim Maturity Date on which date, without further notice or demand (a) Borrower shall pay amounts necessary to reduce the outstanding principal balance of the Loan to $15,000,000.00 or less, and (b) the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed $15,000,000.00 (the "Mandatory Permanent Reduction"). In addition to (but not to the exclusion of) the circumstances comprising the Interim Maturity Date which result in the Mandatory Permanent Reduction, the
Maximum Revolving Loan Commitment shall also be automatically and permanently reduced to an amount not to exceed $15,000,000.00 on a date and time certain which date and time certain shall occur contemporaneous with Borrower's repayment of the outstanding principal balance of the Loan to an amount that is $15,000,000.00 or less at any time and for any reason whatsoever (the "Voluntary Permanent Reduction"). Notwithstanding the foregoing, in the event the Interim Maturity Date is the same date as the Maturity Date, the outstanding principal balance of the Loan together with any accrued but unpaid interest thereon and any other costs or amounts owed to the Bank hereunder, excluding (for purposes of this Paragraph 3 only) the aggregate amount of LC Reserves outstanding on the Maturity Date, shall be due and paid in full on such date. On the LC Maturity Date, the aggregate amount of Loan Advances made as a result of LC Drawings together with any accrued but unpaid interest thereon and any other costs or amounts remaining owed to the Bank hereunder shall be due and paid in full on such date. As of the date of this Amendment, the provisions of this paragraph are intended to supersede and replace the provisions of Paragraph 5 of the Sixth Amendment and Paragraph 3 of the Seventh Amendment.

         4. FBR Loan. This Amendment is expressly conditioned upon FBR's execution and delivery to the Bank of a Consent to this Amendment in the form attached hereto as Exhibit A. Further, the Borrower hereby reaffirms the terms and conditions of the Acknowledgment and Agreement attached to the Subordination Agreement.

         5.  Bank Consents.

                  a. The Bank hereby acknowledges that the Bank has been provided copies of the commitment letter dated October 23, 1998 (a true and correct copy of which is attached hereto as Exhibit B) setting forth the terms and conditions of the financing for the construction of a facility in Glen Ellyn, Illinois and commitment letter dated February 2, 1999 (a true and correct copy of which is attached hereto as Exhibit
         C) setting forth the terms and conditions of the financing for the construction of a facility in Raleigh, North Carolina, and has approved the terms and conditions of such financings.

                  b. The Bank hereby consents to the execution and delivery by Borrower to Battery Park City Authority ("BPCA") of a Guaranty of Completion dated as of February 28, 1999 (a true and correct copy of which is attached hereto as Exhibit D) (the "BPC Completion Guaranty") in connection with the agreement by BPCA to permit the continuation of the construction of the facility in Battery Park City.

         6. Reaffirmation. To the extent any term(s) or condition(s) in the Loan Agreement or any of the Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Loan Agreement and the Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Documents as amended herein. There are no other changes to the Documents, including without limitation the Loan Agreement, except for the changes specifically set forth herein. Notwithstanding the foregoing, Borrower acknowledges and agrees that in addition to amending certain terms and conditions of the Loan, this Amendment restates certain terms and conditions previously set forth in the Loan Agreement. Any terms or conditions set forth in the Loan Agreement that are not specifically amended or modified by this Amendment, even if not specifically restated herein, shall remain binding on the parties hereto.

         7. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

         8. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized to execute the same at the time executed; (c) this Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

         9. Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

         10. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

         11. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     BORROWER:

                                     BROOKDALE LIVING COMMUNITIES, INC.

                                  By:  /s/ Darryl W. Copeland, Jr.
                                       ----------------------------------------
                                  Print Name:  Darryl W. Copeland, Jr.
                                  Title:  Executive Vice President

ATTEST:

By:  /s/ Robert J. Rudnik
     -----------------------
Print Name:  Robert J. Rudnik
Title:  Secretary


                                     BANK:

                                     LaSALLE NATIONAL BANK

                                  By:
                                  Print Name:
                                  Title:

                                    EXHIBIT A

                                     CONSENT

                                     CONSENT


         The undersigned, FBR ASSET INVESTMENT CORPORATION, a Virginia corporation, hereby acknowledges and consents to execution by Brookdale Living Communities, Inc., a Delaware corporation, of the Eight Amendment to Loan Agreement and Documents dated March 24, 1999 by and between Brookdale Living Communities, Inc. and LaSalle National Bank, a copy of which is attached hereto as Exhibit A.

Dated:   March 25, 1999.


                                     FBR ASSET INVESTMENT CORPORATION


                                  By:  /s/ Elaine M. Clancy
                                       -----------------------------------
                                  Name:  Elaine M. Clancy
                                  Title:  Chief Financial Officer